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                            NETWORK SERVICES CONTRACT

                                     Between

                              IBS INTERACTIVE, INC.

                                       and

                         THE CATHOLIC HEALTHCARE NETWORK



THIS CONTRACT (the "Contract") is entered into as of by and between IBS Interactive, Inc. ("IBS"), located at 175 Park Ave., Madison, New Jersey 07940. and The Catholic Healthcare Network, ("Customer"), a company located at 1011 1st Ave. - Suite 1150, NY, NY 10022.

NOW, THEREFORE, the parties agree as follows:

Article I.        STATEMENT OF WORK

          A. IBS will provide the Services (the "Services") which will be dedicated communications links to the Internet, computer hardware and co-location of the Customers servers.

          B. Variations from the aforesaid Statement of Work shall be subject to written approval by IBS and the Customer.

Article II.       DURATION OF CONTRACT

          This Contract shall be effective upon the signing of the Contract by Customer and IBS (the "Effective Date"). This Contract shall continue in effect, unless sooner terminated as provided in this Contract, for a period of 2 year(s) after the Effective Date. This Contract may be renewed upon the mutual written agreement or the parties hereto.

Article III.      ESTIMATED COST AND PAYMENT

          A. IBS will invoice Customer for the One-Time Costs listed in Appendix A upon the execution of this Contract. IBS will invoice Customer monthly for the Monthly Costs listed in Appendix A.


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          B. Payments shall be submitted to:

                           IBS Interactive, Inc.
                           175 Park Avenue
                           Madison, NJ  07940

          The invoices shall be paid within thirty (30) days of receipt by Customer. IBS shall give Customer written notice of any payment not made within such thirty (30) days period and Customer shall have an additional five (5) day period from receipt of such notice to make payment without penalty. Subsequent to the aforementioned five (5) day period, a service charge equal to one and one-half percent (1.5%) of the invoiced amount shall be assessed monthly for all over due payments stated on subsequent invoices.

Article IV.       PROJECT DIRECTORS

          -------------------- is hereby designated as the Customer Project Director for this Contract. Frank Altieri Jr., is hereby designated as the IBS Project Director for this Contract.

Article V.        CHANGES

          This Contract, including the attached Appendix A, may only be amended with the prior written consent of both of the parties hereto.

Article VI.       PUBLICATION

          The Customer hereby permits IBS to publicly disclose that Customer utilizes IBS' services. All other terms of this agreement are confidential and shall not be disclosed by the parties hereto not by their agents or employees except as is necessary in the ordinary course of business solely for the implementation of this Contract where required by law.

Article VII       ASSIGNMENT

          Neither this Contract nor any rights or obligations under this Contract, in whole or in part, shall be assigned or otherwise transferred by either party without the other party's prior written consent. In the event a proposed assignment is approved, the successor party to this Contract shall expressly assume in writing the obligation to perform in accordance with the terms and conditions of this Contract.

Article VIII.     TERMINATION

          A. This Contract may be terminated by either party upon sixty (60) days prior written notice to the other party. Written notice of termination must be sent by the terminating party, together with a copy of this Contract, to the address of the non-terminating party listed above.

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          B. Notwithstanding sub-section (A) hereof, IBS shall have the right to immediately terminate this Contract in the event of Customer's breach of any of its representations or warranties as set forth in Article X below.

          C. Notwithstanding sub-section (A) hereof, IBS may terminate this Contract upon five days prior written notice in the event that Customer fails to make payments in accordance with Article III of this Agreement.

          D. In the event of termination by IBS, IBS shall promptly refund a pro-rata share of the Monthly Cost (as defined in Appendix A) to the Customer unless the termination is pursuant to either Article VIII(B) or Article VIII(C) in which case IBS shall not be required to refund a pro-rata share of the Monthly Cost to Customer. In the event of a termination by Customer, IBS shall not be required to refund a pro-rata share of the Monthly Cost to Customer unless the Service down time is caused by a war, acts of God, strikes or other labor disturbances, national emergency, action of a primary telephone common carrier, the fault of Customer or any causes of like or different kind beyond the control of IBS. The pro-rata share of the Monthly Cost shall be:

                             Number of days in month remaining after termination
                             ---------------------------------------------------
          Monthly Cost  x          Number of days in month of termination

          In the event of termination, Customer retains all rights to any of Customer's documents located on an IBS system.

Article IX.       CUSTOMER'S INDEMNITY

          Customer shall indemnify and hold harmless IBS from and against any and all liabilities, claims, costs, assessments, fees or expenses of any kind, including without limitation defense costs and attorneys' fees arising from or related in any way to (I) any claim which, if proved, would breach any warranty or representation of Customer under
          Article X of this Contract and (ii) any and all Third Party Claims (as defined below).

Article X.        REPRESENTATIONS AND WARRANTIES

          Sellers Representations

          IBS hereby represents with respect to the Service provided pursuant to this Contract that IBS will employ adequate personnel to perform and deliver the Service.

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          CUSTOMER REPRESENTATION

          A. Customer represents that neither Customer, its agents nor employees shall utilize the Service for:

          1. illegal purposes.

          2. transmission of threatening, obscene, or harassing materials; or

          3. interference with or disruption of network users, services or equipment.

          For the purposes of this contract, disruptions include, but are not limited to, disruption of unsolicited advertising, propagation of computer worm and viruses, and using the network to make unauthorized entry to any other machine accessible via the network.

          It is assumed that the information and resources accessible on or through the Service are private to the individuals and organizations which own or hold rights to those resources and information, unless specifically stated otherwise by the owners or holders of those rights. It is therefore not acceptable for an individual to use the Service to access information or resources unless permission to do so has been granted by the owners or holders of rights to those resources or information.

          B. Customer represents and warrants to IBS:

          1. That the name which it has requested IBS to register, or the name that Customer has registered, on its behalf with the Internet Network Information Center (Inter NIC) does not and will not infringe or conflict with any trademark. tradename service mark or any proprietary right of any third party; and

          2. That Customer will not use the Service in any way or engage in any conduct which will (whether intentionally or not) infringe on any copyright. trademark, service mark, tradename, patent. trade secret or other intellectual property or proprietary right or right of publicity or privacy of, or libel, slander, defame or disparage, any third party ("Third Party Claims"), or create risk of liability for IBS with respect to any Third Party Claims or cause IBS to become a party to any action or proceeding involving Third Party Claims.

 Article XI.      DISCLAIMER OF WARRANTIES

          IBS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED RELATING TO THE SERVICE INCLUDING, WITHOUT LIMITATION, ITS ACCURACY, RELIABILITY, COMPREHENSIVENESS, COMMERCIAL VALUE, MERCHANTABILITY, FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE.

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 Article XII.     LIMITATION OF LIABILITY

          NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IBS SHALL NOT BE LIABLE OR RESPONSIBLE FOR MISUSE OF SERVICE BY CUSTOMER, ITS AGENTS, ITS EMPLOYEES AND/OR ITS CLIENTS OR FOR CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES, AND ITS LIABILITY FOR ANY AND ALL PURPOSES SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID TO AND RECEIVED BY IBS PURSUANT TO THIS CONTRACT.

 Article XIII.    FORCE MAJEURE

          IBS or its contracts shall be excused from failures or delays in furnishing equipment or Services hereunder to the extent that such failure or delay arises either in whole or in part from any cause reasonably beyond its control.

 Article XIV.     GOVERNING LAW

          This Contract shall be governed by the laws of the State of New York.

 Article XV.      SOLE AGREEMENT

          This Contract supersedes any and all prior oral representations and/or understandings, and/or all written correspondence, understandings and/or agreements and contains the entire understanding and agreement between the parties.

 Article XVI.     SEVERABILITY

          All provisions or this Contract shall be severable and no such provision shall be affected by the invalidity of any other such provision to the extent that such invalidity does not also render such other provision invalid. In the event or the invalidity of any provision of this Contract, this Contract shall be interpreted and enforced as if all provisions thereby rendered invalid were not contained herein. If any provision of this Contract shall be susceptible of two interpretations, one of which would render the provision invalid and the other of which would Cause the provision to be valid, such provision shall be deemed to have the meaning which would cause it to be valid.

 Article XVII.    WAIVER

          The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of such right or any other right herein.

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 Article XVIII.   SIGNATORIES

          The respective signatories to this Contract hereby represent and warrant that they have the authority to execute this Contract and bind the parties hereto.

 Article XIX.     HEADINGS

          The headings used in this Contract will be used only for purpose of reference and shall not be deemed to govern, limit, modify or in any other manner affect the scope. meaning or intent of the provisions of this Contract or be given legal effect whatsoever.

 BY THEIR SIGNATURES BELOW, the undersigned parties to this Contract have 'greed to the terms and conditions provided above

INTERNET BROADCASTING SYSTEM, INC.               THE CATHOLIC HEALTHCARE NETWORK


By:  /s/ Nicholas Loglisci, Jr.                   By: /s/ Richard Seglet
     ------------------------------                  ---------------------------
     Nicholas Loglisci, Jr.
     General Manager

     Date:  12/27/96                             Date: